UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Matias Cousiño 82, Of 806

Santiago de Chile, 8320269

Chile

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +56 (2) 2896-9100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 8.01. Other Events

Approval and Closing of the Agreement and Plan of Merger with Bearing Lithium Corp.

On September 28, 2017, Li3 Energy, Inc. (“we”, “us”, “our”, “Li3” or the “Company”) held a special meeting (the “Special Meeting”) of our stockholders regarding the proposed Agreement and Plan of Merger (the “Merger Agreement”) dated January 27, 2017 among Li3, Bearing Resources Ltd., a corporation formed under the laws of British Columbia, Canada (“Bearing”), and LI Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Bearing (“Merger Sub”). The Company first announced the Merger Agreement on January 30, 2017.

71.9% of the common shares eligible to be voted were represented at the Special Meeting, of which 99% voted in favor to approve and adopt the Merger Agreement. On conclusion of the Special Meeting, effective September 28, 2017(the “Effective Time”), Li3 merged with and into Merger Sub in accordance with the terms of the Merger Agreement, with Li3 continuing as the surviving corporation and as a wholly owned subsidiary of Bearing (the “Merger”).

At the Effective Time of the Merger each issued and outstanding share of Li3’s common stock, par value $0.001 per share (“Li3 Common Stock”), was converted into the right to receive common shares of Bearing, no par value per share (“Bearing Common Shares”), in the ratio of 0.0287705448370321 Bearing Common Shares for each share of Li3 Common Stock (the “Exchange Ratio”). In the event that an Li3 stockholder’s holdings of Bearing common shares resulting from the Merger would result in the issuance of a fractional share, the number of Bearing common shares to be received by such holder will be rounded down to the nearest whole share. At the Effective Time, Bearing Lithium has approximately 46.5 million common shares outstanding, with former Li3 shareholders representing approximately 34% of Bearing’s pro-forma share capital.

The foregoing description of the Merger Agreement and Merger is only a summary and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to Bearing’s Registration Statement on Form F-4 (File No. 333-217231), originally filed with the Securities and Exchange Commission (the “Commission”) on April 10, 2017, as amended (the “Bearing F-4”).

In connection with the Merger, Bearing, as parent company of Li3, will continue to file relevant materials with the Securities and Exchange Commission (the “SEC”) and applicable Canadian securities regulatory authorities (“Canadian Securities Commissions”). Former Li3 shareholders will be sent a letter of transmittal as reasonably practicable describing how they may exchange their shares of Li3 common stock for Bearing Common Shares. Holders of Li3 common stock held in “street name” through a bank, brokerage firm or other nominee, will receive instructions from their bank, brokerage firm or other nominee as to how to effect the surrender of their “street name” shares of Li3 common stock in exchange for Bearing common shares. INVESTORS AND SECURITY HOLDERS OF BEARING/LI3 ARE URGED TO READ THE BEARING F-4, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC AND THE CANADIAN SECURITIES COMMISSIONS, CAREFULLY AND IN THEIR ENTIRETY.

Item 9.01 Financial Statements and Exhibits

3.01	Articles of Merger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LI3 ENERGY, INC.

Dated September 28, 2017	By:	/s/ Luis Saenz
	Name:	Luis Saenz
	Title:	Chief Executive Officer

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